Exhibit 99.7
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company			Page 1 of 3
	Statement Number:	83

Chapter 11	For the Period FROM:	9/1/2008

Case No. LA 01-44828-SB (Substantively Consolidated with	TO:	9/30/2008

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
CASH ACTIVITY ANALYSIS (Cash Basis Only)

		Collateral	Concentration	City National
		Account	Account	Collection Account
Balance before Statement #1		$268,333.21	$65,956.21
A. Total Receipts per all Prior Interim Statements		$11,422,127.19	$10,186,558.51	$1,229,576.63
B. Less: Total Disbursements per all Prior Statements		$10,570,241.50	$10,022,291.22	$32,717.05
C. Beginning Balance		$1,120,218.90	$230,223.50	$1,196,859.58
D. Receipts during Current Period
Description

$39,701.00	Wire Transfer		$25,000.00
$39,715.00	Wire Transfer		$25,000.00
$39,721.00	interest	$1,387.05

TOTAL RECEIPTS THIS PERIOD		$1,387.05	$50,000.00	$—	—

E. Balance Available (C plus D)		$1,121,605.95	$280,223.50	$1,196,859.58	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 83	Page 2 of 3
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose
Wire	09/05/2008	ADP		$165.92
Wire	09/08/2008	ADP		$3,360.16
8535	09/09/2008	Payroll		$1,358.59
8536	09/09/2008	Payroll		$4,859.15
8537	09/09/2008	Payroll		$2,893.10
Wire	09/10/2008	Wire Transfer	$25,000.00
Wire	09/12/2008	ADP		$20.00
1258	09/19/2008	Arrowhead		$30.92
1259	09/19/2008	Blue Shield		$293.00
1260	09/19/2008	Bonded Services		$6,388.84
1261	09/19/2008	Bowne of Los Angeles		$813.00
1262	09/19/2008	Federal Express		$168.76
1263	09/19/2008	Kevin Marino		$1,233.85
1264	09/19/2008	Recall		$918.39
1265	09/19/2008	Xerox		$20.83
Wire	09/22/2008	Morgan Lewis &
		Bockius LLP	$15,461.88
8538	09/23/2008	Payroll		$1,358.57
8539	09/23/2008	Payroll		$5,705.17
8540	09/23/2008	Payroll		$2,893.08
Wire	09/23/2008	ADP		$3,915.46
Wire	09/24/2008	Wire Transfer	$25,000.00
1266	09/26/2008	AT & T		$261.26
1267	09/26/2008	New Beginnings
		Enterprises		$4,720.30
1268	09/26/2008	AT & T		$83.16
Wire	09/26/2008	ADP		$80.00
1269	09/29/2008	Alice Neuhauser		$729.19
1270	09/29/2008	Brandon & Morner-Ritt		$5,422.80
1271	09/29/2008	Health Net		$3,791.68
1272	09/29/2008	Keren Aminia		$2,000.00
1273	09/29/2008	Kevin Marino		$1,075.32
1274	09/29/2008	Keren Aminia		$265.09
Wire	09/29/2008	Transfer KL7			$7,310.61
Wire	09/29/2008	Transfer Denial			$3,759.14
Wire	09/29/2008	Transfer Swing			$1,080.00
Wire	09/30/2008	City National Bank			$50.00

TOTAL DISBURSEMENTS THIS PERIOD:			$65,461.88	$54,825.59	$12,199.75	—

G. Ending Balance (E less F)			$1,056,144.07	$225,397.91	$1,184,659.83	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 83	Page 3 of 3

H. (1) Collateral Account:
a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
b) Account Number:	323221556
(2) Concentration Account:
a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
b) Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£218,305.63	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£245,178.20	Pound Sterling	Time Deposit (KL’s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89

I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts: BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$39,936.74
Denial Venture	1890-69-6501	$244,231.36
Cracker LLC	1891-04-1665	$15,475.06
Swing	323-518095	$13,031.13
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession